Exhibit 12
                   Statement Regarding Computation of Ratios




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                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                    Six months ended                              Years ended
                                         June 30,                                 December 31,
                                     1997        1996        1996         1995          1994         1993       1992
                                   ------------------    --------------------------------------------------------------
Historical:
   Earnings:
     Income before income taxes
     from continuing operations     242,839    (399,764)  (1,190,303)  (3,481,529)    (220,173)    1,174,936  1,383,673
   Fixed charges, excluding
     capitalized interest -
     see below                    3,568,057   3,573,824    7,148,307    8,131,628    5,869,521    4,895,594   6,918,559
                                 ----------  ----------   ----------   ----------   ----------   ----------  ----------

                      Earnings    3,810,896   3,174,060    5,958,004    4,650,099    5,649,348    6,070,530   8,302,232
                                 ==========  ==========   ==========   ==========   ==========   ==========  ==========

Fixed charges:
Interest expense 3,523,984        3,517,281   7,037,882    8,026,334    5,780,569    4,824,342    6,801,743
Interest factor included in
   rentals                           44,073      56,543      110,425      105,294       88,952       71,252     116,816
                                 ----------  ----------   ----------   ----------   ----------   ----------  ----------
     fixed charges                3,568,057   3,573,824    7,148,307    8,131,628    5,869,521    4,895,594   6,918,559
                                 ==========  ==========   ==========   ==========   ==========   ==========  ==========

     Ratio of earnings to
        fixed charges                  1.07        0.89         0.83         0.57         0.96         1.24        1.20
                                 ==========  ==========   ==========   ==========   ==========   ==========  ==========

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